EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Each of the undersigned, the Chief Executive Officer and the Senior Vice President, Chief Financial Officer and Treasurer of Mindspeed Technologies, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  December 17, 2003

/s/ RAOUF Y. HALIM Raouf Y. Halim
Chief Executive Officer

/s/ SIMON BIDDISCOMBE Simon Biddiscombe
Senior Vice President, Chief Financial Officer
and Treasurer